Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-105623, 333-86268, 333-74076, 333-41090, 333-136182, and 333-180254 on Form S-8 of our reports dated March 14, 2013, relating to the consolidated financial statements and financial statement schedule of Newport Corporation (which report expresses an unqualified opinion), and the effectiveness of Newport Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Newport Corporation for the year ended December 29, 2012.

Costa Mesa, California

March 14, 2013